EXHIBIT NUMBER 23.3



                         CONSENT OF INDEPENDENT AUDITORS


We consent to the reference to our firm under the caption "Experts" in Amendment No. 2 to the Registration Statement (Form S-3 No. 333-91983) and related Prospectus of IMRglobal Corp. for the registration of 3,408,846 shares of its common stock and to the incorporation by reference therein of our report dated November 12, 1999, with respect to the consolidated financial statements of Fusion Systems Japan Co., Ltd. for the nine month period ended December 31, 1998, included in the Current Report on Form 8-K filed on November 18, 1999 with the Securities and Exchange Commission.



                                              /s/ ERNST & YOUNG
                                              -----------------
                                              ERNST & YOUNG



Tokyo, Japan
 February 1, 2000